UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2006 (October 16, 2006)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01               Entry into a Material Definitive Agreement.

On October 16, 2006, EPIQ Systems, Inc. (the “Company”) appointed Timothy Corcoran as managing director of the Company’s class action and claims administration practice located in Beaverton, Oregon.

The principal terms of Mr. Corcoran’s employment are described in the Company’s offer letter.  The offer became effective on October 16, 2006, when Mr. Corcoran began his employment with the Company.  Mr. Corcoran will receive an annual base salary of $300,000, and will have the opportunity to receive a cash bonus based on the operating performance of the class action and claims administration division.  Mr. Corcoran will be eligible to receive an annual “base,” “target” or “stretch” cash bonus of $150,000, $200,000 or $300,000, annualized for the approximately 15-month period ending December 31, 2007, to $187,500, $250,000 or $375,000.  Of the annualized bonus opportunity for the period ending December 31, 2007, Mr. Corcoran will receive a guaranteed minimum bonus of $150,000 to be paid on March 31, 2007, provided that he is still employed by the Company on that date.  The Company will provide a corporate apartment to Mr. Corcoran in the Portland, Oregon area, and he will be eligible for future relocation benefits.  If Mr. Corcoran is terminated without just cause within one year after a change in control of the Company, he will receive a lump sum severance benefit equal to one year of his then-current base salary.

As further inducement to enter into an employment arrangement, the Company also granted Mr. Corcoran an option to purchase 100,000 shares of the Company’s common stock at $15.09 per share, the closing price of the Company’s common stock on the grant date, which was Mr. Corcoran’s first day of employment.  The options, granted outside the Company’s 2004 Equity Incentive Plan, vest in equal 25% annual installments over five years, beginning on the second anniversary of the grant date.  The terms of the option grant are set forth in the stock option agreement, which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

The foregoing description of the offer letter is only a summary and is qualified in its entirety by reference to the Company’s offer letter to Mr. Corcoran, a copy of which is attached as Exhibit 10.1 and incorporated by reference into this Item 1.01.  Additionally, Mr. Corcoran entered into the Company’s standard form of Inventions and Non-Disclosure Agreement.

There were no arrangements or understandings between Mr. Corcoran and any other person pursuant to which he was selected or nominated as an officer of the Company.  Mr. Corcoran does not have any family relationship with any director or executive officer of the Company.  Other than as disclosed in this Item 1.01, there were no transactions since the beginning of the Company’s last fiscal year between the Company and Mr. Corcoran or any member of his immediate family.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed with this report:

10.1	Employment Offer Letter dated September 18, 2006, to Timothy Corcoran.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: October 20, 2006

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director